Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of Steven Madden, Ltd. and subsidiaries (the “Company”) on Form S-8 (Nos. 333-160520, 333-117667, 333-117666, 333-106746, 333-98067, 333-68712, 333-40924, 333-86903, 333-59995, 333-39335, 333-16381, 333-05773 and 333-138584), Form S-8 POS (No. 033-94510), Form S-3 (No. 333-91127) and Form S-3/A (Nos. 333-46441 and 333-59295), of our report dated March 11, 2010, with respect to our audits of the consolidated financial statements of the Company as of December 31, 2009 and 2008 and for each of the years in the three-year period ended December 31, 2009, and our report dated March 11, 2010 on our audit of the Company’s internal control over financial reporting as of December 31, 2009 included in the Annual Report on Form 10-K for the year ended December 31, 2009.

We also consent to the reference to our firm in the Registration Statements on Form S-3 and Form  S-3/A under the caption “Experts”.

/S/ Eisner LLP
NEW YORK, NY
MARCH 11, 2010